Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Maze Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	Rule 457(h)	6,146,827(2)	$16.00(3)	$98,349,232(3)	$0.00015310	$15,058

Equity	Common Stock, par value $0.001 per share	Rule 457(h)	450,000(4)	$13.60(5)	$6,120,000(5)	$0.00015310	$937

Equity	Common Stock, par value $0.001 per share	Rule 457(h)	5,249,997(6)	$10.46(7)	$54,914,969(7)	$0.00015310	$8,408

Total Offering Amounts					$159,384,201	N/A	$24,403

Total Fee Offsets(8)							—

Net Fee Due							$24,403

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Shares of common stock reserved for issuance under the 2025 Equity Incentive Plan (the “2025 Plan”) including 846,827 shares of common stock previously reserved but unissued under the 2019 Equity Incentive Plan (the “2019 Plan”) that are now available for issuance under the 2025 Plan. In addition, any shares of common stock that (i) are subject to options or other awards granted under the 2019 Plan that cease to be subject to such options or other awards by forfeiture or otherwise, (ii) were or are issued under the 2019 Plan pursuant to the exercise of options that are forfeited or repurchased at the original issue price, (iii) are subject to options under the 2019 Plan and are used to pay the exercise price of an option or withheld to satisfy tax withholding obligations related to any award will be available for future grant and issuance under the 2019 Plan, or (iv) are subject to outstanding restricted shares granted under Stock Restriction Agreements that are forfeited or repurchased.

(3)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $16.00.
(4)	Represents shares of common stock reserved for issuance under the 2025 Employee Stock Purchase Plan (the “ESPP”) as of the date of this Registration Statement.
(5)

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant’s common stock multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

(6)

Represents shares of common stock reserved for issuance pursuant to outstanding stock option awards under the 2019 Plan as of the date of this Registration Statement. Any such shares of common stock that (i) are subject to options under the 2019 Plan that cease to be subject to such options by forfeiture or otherwise, (ii) were or are issued under the 2019 Plan pursuant to the exercise of options and are forfeited or repurchased at the original issue price, (iii) are subject to options under the 2019 Plan and are used to pay the exercise price of an option or withheld to satisfy tax withholding obligations relating to any awards will be available for issuance under the 2025 Plan, or (iv) are subject to outstanding restricted shares granted under Stock Restriction Agreements that are forfeited or repurchased. See footnote 2 above.

(7)

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $10.46 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

(8)	The Registrant has no fee offsets.